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                                       Exhibit 23.1


                INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:


We   consent  to  the  incorporation  by  reference  in  the
registration statement (No. 333-84292) of American Airlines, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), via the Form 8-K of the Registrant dated June 30, 2003, of our report dated January 21, 2003 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2003 and to the reference to our
firm   under   the  heading  "Experts"  in  the   Prospectus
Supplement.



                                   /s/ KPMG LLP



New York, New York
June 30, 2003